AMENDED AND RESTATED BYLAWS

OF

Parallax Diagnostics, Inc.

(f/k/a ABC Acquisition Corp 1502)

(A Nevada CORPORATION)

TABLE OF CONTENTS

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Section 1               Power to Indemnify in Actions, Suits or Proceedings other Than

                              Those by or in the Right of the Corporation...................................... 9

Section 2               Power to Indemnify in Actions, Suits or Proceedings by or in the

Section 7               Nonexclusively of Indemnification and Advancement of Expenses 11

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AMENDED AND RESTATED BYLAWS

OF

Parallax Diagnostics, Inc.

(f/k/a ABC Acquisition Corp 1502)

(The “Corporation”)

ARTICLE I

OFFICES

Section 1.           Registered Office and Agent.  The registered office and registered agent of the Corporation shall be set forth in the Certificate of Incorporation of the Corporation, as may be amended from time to time.

Section 2.           Other Offices.  The Corporation may also have offices at such

Other places both within and without the State of Nevada as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.           Time and Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such times and places, within or without the State of Nevada, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice  thereof.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place but may instead be held solely by means of remote communication.  Stockholders and  proxy holders  not physically  present at a meeting of stockholders  may, by means of remote  communication,  participate in a meeting of stockholders  and be deemed  present  in person and vote at a meeting of  stockholders  whether  such meeting  is to be held at a  designated  place or  solely  by  means  of  remote communication  provided (a) the Corporation shall implement  reasonable measures to verify  that each  person  deemed  present  and  permitted  to vote by remote communication  is a  stockholder  or  proxy holder,  (b)  the  Corporation  shall implement  reasonable  measures to provide such  stockholders and proxy holders a reasonable  opportunity  to  participate  in the  meeting and to vote on matters submitted  to the  stockholders,  including an  opportunity  to read or hear the proceedings,  and (c) if any  stockholder  or  proxy holder  votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.           Annual Meetings.  The Annual Meetings of Stockholders  shall be

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held no later than nine months following year end in each year (if not a legal holiday, and, if a legal holiday, then on the next business day) or at such other date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.  All election of directors shall be by written ballot. The Board of Directors may authorize that requirement of a written  ballot  shall  be  satisfied  by  a  ballot   submitted  by  electronic transmission,  provided that any such  electronic  transmission  must either set forth or be submitted with  information from which it can be determined that the electronic  transmission  was  authorized  by the  stockholder  or  proxy holder.  Written notice of the Annual Meeting stating the place, if any, date and hour of the meeting, the means of remote  communications,  if any, by which stockholders and  proxy holders may be deemed to be present in person and vote at such meeting shall be given to each  stockholder  entitled  to vote at such  meeting not less than ten nor more than sixty days  before  the date of the  meeting.  Any notice given to  the  stockholders  by  the  Corporation   under  the  Certificate  of Incorporation,  or  these  Bylaws  shall  be  effective  if  given  by a form of  electronic  transmission  consented to by the  stockholder to whom the notice is given.  The consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance  with such consent and (b) such inability becomes known to the Secretary or an Assistant  Secretary of the  Corporation  or to the transfer  agent,  or  other  person   responsible  for  the  giving  of  notice.  Inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice by electronic transmission shall be deemed given (a) if by facsimile telecommunication,  when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive  notice;  (c) if by  posting  on an  electronic  network  together  with separate notice to the stockholder of such specific  posting,  upon the later of (i) such posting and (ii) the giving of such separate notice;  and (d) if by any other form of electronic transmission , when directed to the stockholder.

Section 3.           Special Meetings.  Unless otherwise prescribed by law or by the

Certificate of Incorporation,  Special Meetings of Stockholders, for any purpose or purposes,  may be called by either (i) the Chairman, if there be one, or (ii) the President,  (iii) any Vice President, if there be one, (iv) the Secretary or (v) any  Assistant  Secretary,  if there be one, and shall be called by any such officer at the request in writing of a majority of the Board of  Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation  issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.  Written  notice of a Special Meeting stating the place,  date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 4.           Quorum.  Except  as  otherwise  provided  by  law  or by  the

Certificate  of  Incorporation,  the holders of one-third (1/3)  of the capital  stock issued  and  outstanding  and  entitled  to vote  thereat,  present in person or represented  by  proxy,  shall  constitute  a  quorum  at  all  meetings  of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the  stockholders,  the stockholders entitled to vote thereat,  present in person or represented by proxy, shall have power to  adjourn  the  meeting  from time to time,  without  notice  other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

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Section 5.           Voting.  Unless  otherwise  required by law, the Certificate of

Incorporation  or these  Bylaws,  any  question  brought  before any  meeting of stockholders  shall be decided by the vote of the  holders of a majority  of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder.  Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.  If a tie vote occurs, the Chairman is allowed a second vote to break the tie.

Section 6.           Consent of Stockholders in Lieu of Meeting.  Unless  otherwise provided in the Certificate of  Incorporation,  any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken  without a meeting,  without  prior notice and without a vote, if a consent in writing,  setting  forth the action so taken,  shall be signed by the holders of  outstanding  stock having not less than the minimum  number of votes that would be  necessary  to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, shall be deemed to be written, signed and dated provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the electronic transmission was transmitted by the stockholder or proxy holder and (b) the date on which the stockholder or proxy holder transmitted the electronic transmission.  The date on which the electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent  given by  electronic transmission  shall be deemed to have  been  delivered  until  such  consent  is reproduced  in paper form and until such  paper form shall be  delivered  to the Corporation by delivery to the registered office of the Corporation in the State of Nevada,  its  principal  place of  business  or an officer or agent of the Corporation  having  custody of the book in which  proceedings  of  meetings  of stockholders are recorded.  Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. The Board of Directors may, by resolution, provide that the consent by electronic transmission may be delivered to the Corporation's principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

Section 7.           List of Stockholders Entitled to Vote.  The  officer of the

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Corporation who has charge of the stock ledger of the Corporation  shall prepare and make,  at least ten days before every  meeting of  stockholders,  a complete list  of  the  stockholders  entitled  to  vote  at  the  meeting,  arranged  in alphabetical  order,  and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder,  for any purpose germane to the meeting, for a  period  of at least  ten  days  prior  to the  meeting,  (a) on a  reasonably accessible  electronic network,  provided that the information  required to gain access to such list is provided  with the notice of the  meeting,  or (b) during ordinary  business hours, at the principal place of business of the Corporation.  If the list is made available on an electronic  network,  the Corporation  shall take  reasonable  steps to ensure  that the  information  is  available  only to Stockholders of the Corporation.  If the meeting is to be held at a place,  the list shall be produced and kept at the time and place of the meeting  during the whole time thereof,  and may be inspected by any  stockholder of the Corporation who is  present.  If the  meeting  is to be  held  solely  by  means  of  remote communication, then the list shall be open to the examination of any stockholder during  the whole  time of the  meeting on a  reasonably  accessible  electronic network,  and the  information  required to access such a list shall be provided with the notice of the meeting.

Section 8.           Stock Ledger.  The stock ledger of the Corporation shall be the only  evidence  as to who are the  stockholders  entitled  to examine  the stock ledger,  the list  required by Section 7 of this  Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 9.           Meeting by Remote Communication.  Shareholders may

Participate in and hold a meeting  by means of remote  communication,  including  conference telephone  or similar  communications  equipment  by means of which all  persons participating  in the  meeting  can  hear  each  other,  provided  that  (i) the Corporation  implement  reasonable  measures to verify  that each person  deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation implement reasonable measures to provide  such  stockholders  and  proxy holders  a reasonable  opportunity  to participate in the meeting and to vote on matters submitted to the stockholders, including  an  opportunity  to read  or  hear  the  proceedings  of the  meeting substantially  concurrently with such proceedings,  and (iii) if any stockholder or  proxy holder  votes or takes  other  action at the meeting by means of remote communication,  a record of such vote or other action shall be maintained by the corporation.  Participation in a meeting by such means shall constitute presence in person at the meeting.

ARTICLE III

DIRECTORS

Section 1.           Number and Election of Directors.  The Board of Directors shall

Consist of not less than one or more than eleven members, the exact number of which shall initially be fixed by the Incorporator.  Thereafter, subject to any limitations specified by law or in the Certificate of Incorporation, the number of directors may be increased or decreased by resolution adopted by a majority of the Board of Directors.  Except as  provided  in Section 2 of this  Article, directors  shall be elected by a plurality of the votes cast at Annual  Meetings of  Stockholders,  and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and  qualified,  or until his earlier  resignation  or removal.  Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

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Section 2.           Vacancies.  Vacancies and newly created directorships resulting from any  increase  in the  authorized  number of  directors  may be filled by a majority of the  directors  then in office,  though less than a quorum,  or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their  successors are duly elected and qualified, or until their earlier resignation or removal.

Section 3.           Duties and Powers.  The  business of the  Corporation  shall be managed by or under the  direction of the Board of Directors  which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by  statute  or by the  Certificate  of  Incorporation  or by  these  Bylaws directed or required to be exercised or done by the stockholders.

Section 4.           Meetings.  The Board of Directors of the  Corporation  may hold meetings, both regular and special, either within or without the State of Nevada. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or any directors.  Notice thereof stating the place,  date and hour of the meeting shall be given to each director either by mail not less than two (2) days  before the date of the  meeting,  by telephone  or telegram on  twenty-four  (24) hours  notice, or on such  shorter notice as the person or persons  calling  such  meeting  may deem necessary  or appropriate in the circumstances.

Section 5.           Quorum.  Except as may be otherwise  specifically  provided by law, the Certificate of  Incorporation  or these Bylaws,  at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum  for the transaction  of  business  and the act of a  majority  of the directors  present at any meeting at which there is a quorum shall be the act of the Board of  Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.           Actions of Board.  Unless otherwise provided by the Certificate of Incorporation  or these Bylaws,  any action required or permitted to be taken at any meeting of the Board of  Directors  or of any  committee  thereof may be taken  without a meeting,  if all the  members  of the Board of  Directors  or committee,  as the case may be,  consent  thereto in writing,  or by  electronic transmission  and  the  writing  or writings  or  electronic   transmission  or electronic  transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 7.           Meetings by Means of Telephone Conference.  Unless otherwise provided by the  Certificate of  Incorporation  or these Bylaws,  members of the Board of Directors of the Corporation,  or any committee designated by the Board of  Directors, may  participate  in a meeting of the Board of Directors or such committee by means of a telephone conference or similar communications equipment by means of which all persons  participating in the meeting can hear each other, and  participation  in a meeting  pursuant  to this  Section 7 shall  constitute presence in person at such meeting.

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Section 8.           Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate  member to replace the absent or  disqualified  member,  the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of  Directors  to act at the  meeting  in the  place of any  absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.  Each committee shall keep regular minutes and report to the Board of Directors when required. The Committees may create one or more subcommittees and may delegate to the subcommittee all or part of the authority granted to the committee.

Section 9.           Compensation. The directors may be paid their expenses, if any,

of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 10.        Interested Directors.  No contract or transaction between the

Corporation  and  one or more of its  directors  or  officers,  or  between  the Corporation and any  other  corporation,  partnership,  association,  or  other organization  in which one or more of its directors or officers are directors or officers,  or have a financial interest,  shall be void or voidable  solely for this  reason,  or solely  because  the director  or  officer  is  present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted  for  such  purpose  if (i)  the  material  facts  as to  his or their relationship  or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or  committee  in good faith  authorizes  the  contract  or  transaction  by the affirmative votes of a majority of the disinterested directors,  even though the disinterested  directors be less than a quorum; or (ii) the material facts as to his or their  relationship or interest and as to the contract or transaction are disclosed or are known to the  stockholders  entitled to vote thereon,  and the contract or  transaction is  specifically  approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the  time  it is  authorized,  approved  or  ratified,  by the  Board  of Directors,  a committee  thereof  or the  stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

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OFFICERS

Section 1.           General.  The officers of the  Corporation  shall consist of a

President, a Secretary, and a Treasurer.  The  Board  of  Directors,  in its discretion, may also choose a Chairman of the Board of Directors (who must be a director)  and one or more Vice  Presidents,  Assistant  Secretaries,  Assistant Treasurers  and other  officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws.  The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, do such officers need be directors of the Corporation.

Section 2.           Election.  The Board of  Directors,  at its first  meeting held after each  Annual  Meeting of  Stockholders,  shall  elect the  officers  of the Corporation  who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be  determined  from time to time by the Board of Directors;  and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.  Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.           Voting Securities Owned by the Corporation. Powers of attorney,

proxies,  waivers of notice of meeting,  consents and other instruments relating to securities  owned by the  Corporation  may be executed in the name of and on behalf of the  Corporation  by the President or any Vice  President and any such officer  may,  in the name of and on  behalf of the  Corporation,  take all such action as any such  officer may deem  advisable to vote in person or by proxy at any meeting of security  holders of any corporation in which the Corporation may own  securities  and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such  securities and which, as the owner  thereof,  the  Corporation  might have  exercised  and  possessed  if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.           Chairman of the Board of Directors.  The Chairman of the Board

of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors.  Except where by law the signature of the President is required, the  Chairman  of the Board of  Directors  shall  possess  the same power as the President  to sign all contracts,  certificates  and other  instruments  of the Corporation  which may be authorized  by the  Board of  Directors.  During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors  shall also perform such other duties and may exercise  such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

Section 5.           President.  The President shall also serve as the Chief Executive

Officer,  and shall be subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall  execute all bonds, mortgages,  contracts  and other  instruments  of the Corporation  requiring a seal, under the seal of the  Corporation,  except where required or permitted by law to be otherwise signed and executed and except that the other  officers of the  Corporation  may sign and execute  documents when so authorized  by these  Bylaws,  the Board of Directors or the  President.  In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors.  If there be no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise  such other powers as from time  to  time  may be assigned  to him by  these  Bylaws  or by the  Board  of Directors.

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Section 6.           Vice  Presidents  At the  request of the  President  or in his absence or in the event of his  inability  or refusal to act (and if there be no Chairman of the Board of Directors),  the Vice President or the Vice  Presidents if there is more than one (in the order  designated  by the Board of  Directors) shall perform the duties of the President,  and when so acting,  shall have all the powers of and be subject to all the restrictions  upon the President.  Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7.           Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be  prescribed  by the  Board of  Directors or  President,  under  whose supervision  he shall be. If the  Secretary  shall be unable or shall  refuse to cause to be  given  notice  of all  meetings  of the  stockholders  and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the  President  may choose  another  officer to cause such notice to be given.  The Secretary  shall have custody of the seal of the Corporation and the Secretary or any Assistant  Secretary,  if there be one, shall have authority to affix the same to any  instrument  requiring it and when so affixed,  it may be attested by the  signature  of the  Secretary  or by the signature  of any such  Assistant  Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8.           Treasurer.  The  Treasurer  shall  have  the  custody  of the corporate  funds and  securities  and shall keep full and  accurate  accounts of receipts and  disbursements  in books  belonging to the  Corporation  and shall deposit all moneys and other  valuable  effects in the name and to the credit of the  Corporation  in such  depositories  as may be  designated  by the  Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered  by  the  Board  of Directors,   taking   proper   vouchers  for  such disbursements,  and shall render to the President and the Board of Directors, at its regular meetings,  or when the Board of Directors so requires, an account of all  his  transactions  as  Treasurer  and of  the financial  condition  of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation  a bond in such sum and with  such  surety or sureties  as shall be satisfactory  to the Board of  Directors  for the  faithful  performance of the duties of his office and for the restoration to the Corporation,  in case of his death, resignation,  retirement or removal from office,  of all books,  papers, vouchers, money and other  property of whatever kind in his possession or under his control belonging to the Corporation.

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Section 9.           Assistant  Secretaries  Except as may be otherwise provided in these Bylaws, Assistant Secretaries,  if there be any, shall perform such duties and have such  powers as from time to time may be  assigned to them by the Board of  Directors, the  President,  any Vice  President,  if  there be one,  or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal  to act,  shall  perform the  duties of the  Secretary,  and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10.        Assistant Treasurers.  Assistant Treasurers,  if there be any,

shall  perform  such  duties  and have  such  powers as from time to time may be assigned to them by the Board of Directors,  the President,  any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability  or refusal  to act,  shall  perform  the duties of the Treasurer,  and when so acting,  shall have all the powers of and be subject to all the restrictions upon the Treasurer.  If required by the Board of Directors, an Assistant  Treasurer  shall give the Corporation a bond in such sum and with such surety or sureties as shall be  satisfactory to the Board of Directors for the faithful  performance of the duties of his office and for the restoration to the Corporation,  in case of his death, resignation,  retirement or removal from office,  of all books,  papers,  vouchers,  money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 11.        Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1.           Form of Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2.           Signatures.  Where a  certificate  is  countersigned  by (i) a transfer agent other than the  Corporation or its employee,  or (ii) a registrar other  than the  Corporation  or  its  employee,  any  other  signature  on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

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Section 3.           Lost  Certificates  The Board of  Directors  may direct a new certificate to be issued in place of any certificate  theretofore  issued by the Corporation alleged to have been lost, stolen or destroyed,  upon the making of an affidavit of that fact by the person  claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its  discretion and as a condition  precedent to the issuance  thereof,   require  the  owner  of  such lost,  stolen  or  destroyed certificate,  or his legal representative,  to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may  direct  as  indemnity  against  any  claim  that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.           Transfers.  Stock of the  Corporation  shall be transferable in the manner prescribed by law and in these Bylaws.  Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefore, which shall be canceled before a new certificate shall be issued.

Section 5.           Record Date.  In order that the  Corporation  may determine the stockholders  entitled to notice of or to vote at any meeting of stockholders or any adjournment  thereof,  or entitled to express consent to corporate action in writing  without a meeting,  or entitled to receive  payment of any  dividend or other  distribution or  allotment  of any rights,  or entitled to exercise  any rights in respect of any change, conversion  or  exchange of stock,  or for the purpose of any other lawful action,  the Board of Directors may fix, in advance, a record  date,  which  shall not be more than sixty days nor less than ten days before  the date of such  meeting,  nor more than  sixty days prior to any other action.  A  determination  of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided however,  that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.           Beneficial  Owners.  The  Corporation  shall be  entitled  to recognize the exclusive  right of a person  registered on its books as the owner of shares to receive  dividends,  and to vote as such owner,  and to hold liable for  calls  and assessments  a person  registered  on its books as the owner of shares,  and shall not be bound to recognize  any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof,  except as otherwise  provided by law.

ARTICLE VI

NOTICES

Section 1.           Notices.  Whenever  written  notice is  required  by law,  the

Certificate  of  Incorporation  or these  Bylaws,  to be given to any  director, member  of a committee  or  stockholder,  such  notice  may be  given  by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the  Corporation,  with postage thereon prepaid, and such  notice  shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable. Without limiting the manner by which notice may otherwise be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided by Nevada Law.

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Section 2.           Waivers of Notice.  Whenever any notice is required by law, the

Certificate  of  Incorporation  or these  Bylaws,  to be given to any  director, member of a committee or stockholder,  a waiver thereof in writing,  signed,  by the  person or persons  entitled  to said  notice,  or a waiver  by  electronic transmission by the person entitled to notice,  whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

GENERAL PROVISIONS

Section 1.           Dividends. Dividends upon the capital stock of the Corporation,

subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the capital stock. Before payment of any  dividend,  there  may be set  aside  out of any  funds  of the  Corporation available for dividends  such sum or sums as the Board of Directors from time to time, in its absolute discretion,  deems proper as a reserve or reserves to meet contingencies,  or for equalizing dividends, or for repairing or maintaining any property  of the  Corporation,  or for any  proper purpose, and the  Board  of Directors may modify or abolish any such reserve.

Section 2.           Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.           Fiscal Year. The fiscal year of the Corporation is December 31.

The fiscal year end may be changed at the discretion of the Board of Directors.

Section 3.           Corporate Seal. The corporate seal shall have inscribed thereon the  name of the  Corporation,  the  year  of its  organization  and  the  words Corporate Seal.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1.           Power to Indemnify in Actions,  Suits or Proceedings other Than

Those by or in the Right of the Corporation.  Subject  to  Section  3 of this Article VIII, the Corporation  shall indemnify any person who was or is a party or is  threatened  to be made a party to any  threatened,  pending or  completed action,  suit  or  proceeding, whether  civil,  criminal,   administrative  or investigative  (other than an action by or in the right of the  Corporation)  by reason of the fact that he is or was a director  or officer of the  Corporation, or is or was a director or officer of the Corporation  serving at the request of the  Corporation  as a  director  or  officer,  employee  or  agent  of  another

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corporation,  partnership,  joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments,  fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action,  suit or  proceeding if he acted in good faith and in a manner he  reasonably  believed  to be in or not opposed to the best  interests  of the Corporation,  and,  with respect to any criminal  action or  proceeding,  had no reasonable  cause to believe his conduct was unlawful.  The  termination  of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo  contendere  or its  equivalent,  shall not, of itself,  create a presumption  that the person did not act in good faith and in a manner which he reasonably  believed  to be in or not  opposed  to  the  best  interests  of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.           Power to Indemnify in Actions,  Suits or  Proceedings  by or in

the Right of the  Corporation.  Subject to Section 3 of this Article  VIII,  the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened,  pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation,  or is or was a director or officer of the Corporation serving at the request of the Corporation as a director,  officer, employee or agent of another corporation,  partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including   attorneys'  fees)  actually  and  reasonably  incurred  by him  in connection  with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation;  except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation  unless and only to the extent that the Court of Chancery  or the court in which such  action or suit was brought  shall determine upon  application  that,  despite the adjudication of liability but in view of all the  circumstances of the case, such person is fairly and reasonably entitled  to  indemnity  for such  expenses  which the Court of Chancery or such other court shall deem proper.

Section 3.           Authorization of  Indemnification.  Any  indemnification  under

this Article VIII (unless  ordered by a court) shall be made by the  Corporation only  as   authorized   in  the  specific   case  upon  a   determination   that indemnification  of the  director  or  officer  is proper  in the  circumstances because he has met the applicable  standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination  shall be made (i) by the Board of Directors by a majority vote of a quorum  consisting of directors who were not parties to such action,  suit or  proceeding,  or (ii) if such  a  quorum  is  not  obtainable,   or,  even  if  obtainable  a  quorum  of disinterested  directors so directs,  by independent  legal counsel in a written opinion, or (iii) by the stockholders.  To the extent,  however, that a director or officer of the  Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding  described above, or in defense of any claim,  issue  or  matter  therein,  he shall be  indemnified  against  expenses (including   attorneys'  fees)  actually  and  reasonably  incurred  by  him  in connection  therewith,  without the necessity of  authorization  in the specific case.

Section 4.           Good Faith  Defined.  For purposes of any  determination  under

Section 3 of this  Article  VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests  of the  Corporation,  or,  with  respect  to any  criminal  action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the  Corporation or another  enterprise,  or on information  supplied to him by the officers of the Corporation  or  another  enterprise  in the course of their  duties,  or on the advice  of  legal  counsel  for the  Corporation  or  another  enterprise  or on information  or records  given or  reports  made to the  Corporation  or another enterprise by an independent  certified public  accountant or by an appraiser or

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other expert selected with reasonable care by the Corporation or another enterprise. The term another enterprise as used in this Section 4 shall mean any other  corporation or any partnership,  joint venture,  trust,  employee benefit plan or other  enterprise  of which such person is or was serving at the request of the Corporation as a director,  officer, employee or agent. The provisions of this  Section 4 shall not be deemed to be  exclusive  or to limit in any way the circumstances  in  which a  person  may be  deemed  to have  met the  applicable standard of conduct set forth in Sections 1 or 2 of this  Article  VIII,  as the case may be.

Section 5.           Indemnification by a Court.  Notwithstanding  any  contrary determination  in the specific case under  Section 3 of this Article  VIII,  and notwithstanding  the absence of any  determination  thereunder,  any director or officer  may  apply  to any  court of  competent  jurisdiction  in the  State of Nevada for indemnification to the extent otherwise  permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary  determination  in the specific  case under Section 3 of this Article VIII nor the absence of any determination  thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.  If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.           Expenses Payable in Advance. Expenses incurred by a director or officer in defending or  investigating a threatened or pending  action,  suit or proceeding shall be paid by the Corporation in advance of the final  disposition of such  action,  suit or  proceeding  upon receipt of an  undertaking  by or on behalf of such  director or officer to repay such amount if it shall  ultimately be determined  that he is not entitled to be indemnified  by the  Corporation as authorized in this Article VIII.

Section 7.           Nonexclusively of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed  exclusive of any other rights to which those seeking  indemnification  or advancement of expenses may be entitled under any Bylaw, agreement,  contract, vote of stockholders or disinterested directors or pursuant to the  direction  (howsoever  embodied)  of any court of  competent jurisdiction or otherwise,  both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this  Article  VIII shall be made to the fullest  extent  permitted  by law. The provisions   of  this   Article  VIII  shall  not  be  deemed  to  preclude  the indemnification  of any person who is not  specified  in Sections 1 or 2 of this Article VIII but whom the  Corporation  has the power or obligation to indemnify

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under the provisions of the General Corporation Law of the State of Nevada, or otherwise.

Section 8.           Insurance.  The Corporation may purchase and maintain

Insurance on behalf of any person who is or was a director or officer of the Corporation,

or is or was a director or officer of the Corporation  serving at the request of the  Corporation  as  a  director,   officer,   employee  or  agent  of  another corporation,  partnership,  joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such  capacity,  or  arising  out of his  status  as  such,  whether  or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

Section 9.           Certain Definitions.  For  purposes  of this  Article  VIII,

references  to the  Corporation  shall  include,  in addition  to the  resulting corporation,  any  constituent  corporation  (including  any  constituent  of  a constituent)  absorbed  in a  consolidation  or merger  which,  if its  separate existence  had  continued,  would have had power and  authority to indemnify its directors or officers, so that any person who is or was a director or officer of such  constituent  corporation,  or is or was a  director  or  officer  of  such constituent  corporation serving at the request of such constituent  corporation as a director,  officer, employee or agent of another corporation,  partnership, joint venture, trust, employee benefit plan or other enterprise,  shall stand in the same position  under the provisions of this Article VIII with respect to the resulting  or  surviving  corporation  as he would  have  with  respect  to such constituent corporation if its separate existence had continued. For purposes of this Article VIII,  references to fines shall include any excise taxes  assessed on a person with respect to an employee  benefit plan; and references to serving at the  request of the  Corporation  shall  include  any  service as a director, officer,  employee  or agent of the  Corporation  which  imposes  duties  on, or involves  services  by,  such  director or officer  with  respect to an employee benefit plan, its participants or beneficiaries;  and a person who acted in good faith  and in a manner  he  reasonably  believed  to be in the  interest  of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation" as referred to in this Article VIII.

Section 10.        Survival of Indemnification and Advancement of Expenses.  The

indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall,  unless otherwise provided when authorized or ratified, continue  as to a person who has ceased to be a  director  or officer  and shall inure to the  benefit  of the  heirs,  executors  and  administrators  of such a person.

Section 11.        Limitation on Indemnification.   Notwithstanding  anything

contained  in this  Article  VIII to the  contrary,  except for  proceedings  to enforce rights to indemnification (which shall be governed by Section 5 hereof), the  Corporation  shall not be obligated to indemnify any director or officer in connection  with a proceeding (or part thereof)  initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12.        Indemnification of Employees and Agents. The Corporation may,

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to the extent  authorized  from time to time by the Board of Directors,  provide rights to  indemnification  and to the  advancement of expenses to employees and agents of the  Corporation  similar to those  conferred  in this Article VIII to directors and officers of the Corporation.

                                                           ARTICLE IX

AMENDMENTS

Section 1.           Amendments.  These Bylaws may be altered,  amended or

repealed, in whole or in part, or new Bylaws may be adopted by the  stockholders or by the Board  of  Directors;   provided,  however,  that  notice  of  such  alteration, amendment,  repeal or adoption of new Bylaws be  contained in the notice of such meeting  of  stockholders  or Board of  Directors,  as the case may be. All such amendments  must  be  approved  by  either  the  holders  of a  majority  of the outstanding  capital stock  entitled to vote thereon or a majority of the entire Board of Directors then in office.

CERTIFICATION

      I, President of the Corporation, do hereby certify that the foregoing is a full, true and correct copy of the Corporation’s Amended and Restated Bylaws in full force and effect as of April 12, 2011.

                                                                                    /s/ J. Michael Redmond

                         J. Michael Redmond

                         President

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